INDEMNIFICATION AGREEMENT
This Indemnification Agreement (this “Agreement”), dated as of July 14, 2015, is made by and between Fidelity & Guaranty Life, a Delaware corporation (the “Company”), and (“Indemnitee”).
RECITALS
The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and its affiliates.
In order to induce Indemnitee to continue to provide services to the Company and its affiliates the Company wishes to provide for the indemnification of, and advancement of expenses to, Indemnitee to the maximum extent permitted by law.
The Certificate of Incorporation (the “Charter”) and the Bylaws (the “Bylaws”) of the Company provide for indemnification of the officers and directors of the Company, and Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (the “DGCL”).
The Charter, Bylaws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the board of directors, officers and other persons with respect to indemnification.
The Company and Indemnitee recognize the continued difficulty in obtaining liability insurance for the Company’s directors, officers, employees, agents and fiduciaries, the significant and continual increases in the cost of such insurance and the general trend of insurance companies to reduce the scope of coverage of such insurance.
The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, agents and fiduciaries to expensive litigation risks at the same time as the availability and scope of coverage of liability insurance provide increasing challenges for the Company.
Indemnitee does not regard the protection currently provided by applicable law, the Company’s governing documents and available insurance as adequate under the present circumstances, and Indemnitee may not be willing to continue to serve in such capacity without additional protection.
The Board of Directors of the Company (the “Board”) has determined that the increased difficulty in attracting and retaining highly qualified persons such as Indemnitee is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure Indemnitee that there will be increased certainty of such protection in the future.
It is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law, regardless of any amendment or revocation of the Charter or Bylaws, so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified.
The Company and Indemnitee acknowledge and agree that, as contemplated by 6 Del. C. § 2708 (“Section 2708”) this Agreement involves at least $100,000 and, therefore, the Company and Indemnitee intend for Section 2708 and the related legislative commentary, which specifies that Section 2708 was intended to supersede all Delaware common law limitations on the enforceability of choice of law provisions (including any restrictions contained in the Restatement (Second) of Conflict of Laws), as well as limitations on contractual consent to jurisdiction or service of process, to apply to this Agreement.
This Agreement is a supplement to and in furtherance of the indemnification provided in the Charter, Bylaws and the DGCL and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

The Company and Indemnitee hereby as follows:
Section 1.Services to the Company. Indemnitee agrees to serve as [a director/officer] of the Company. [Subject to the terms and conditions of any employment agreement between Indemnitee and the Company,] Indemnitee may at any time and for any reason resign from such position, in which event the Company shall have no obligation under this Agreement to continue Indemnitee in such position. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee. The foregoing notwithstanding, this Agreement shall be effective as of the date the Indemnitee commenced services as a [director/officer] and continue in force after Indemnitee has ceased to serve as [a director/officer] of the Company and its affiliates.

Section 2.Definitions. As used in this Agreement:

(a)“Corporate Status” describes the status of a person as a current or former director, officer, employee, agent, fiduciary or trustee of the Company or of any other Enterprise which such person is or was serving at the request of the Company.

(b)“Enforcement Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with an action to enforce indemnification or advancement rights, or an appeal from such action, including, without limitation, the premium, security for and other costs relating to any cost bond, supersedas bond or other appeal bond or its equivalent.

(c)“Enterprise” shall mean any corporation (other than the Company), partnership, joint venture, trust, employee benefit plan or other legal entity of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent, trustee, fiduciary or other Corporate Status.

(d)“Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding or an appeal resulting from a Proceeding, including, without limitation, the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(e)“Indemnitee-Related Entity” means any corporation, partnership, joint venture, trust, employee benefit plan or other legal entity (other than the Company or any Enterprise) from whom an Indemnitee may be entitled to indemnification or advancement with respect to which, in whole or in part, the Company may also have an indemnification or advancement obligation (other than as a result of obligations under an insurance policy).

(f)“Independent Counsel” means a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in matters of Delaware corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company, any Enterprise or Indemnitee or any of their affiliates in any matter material to any such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(g)“Jointly Indemnifiable Proceeding” means any Proceeding for which the Indemnitee shall be entitled to indemnification from both an Indemnitee-Related Entity and the Company pursuant to applicable law, any indemnification agreement or the certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Company and an Indemnitee-Related Entity.

(h)The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee was, is or will be involved as a party or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee, agent, fiduciary or trustee of any Enterprise or by reason of any action taken by him or of any action taken on his part while acting as director or officer of the Company or while serving at the request of the Company as a director, officer, employee, agent, fiduciary or trustee of any Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement of expenses can be provided under this Agreement; provided, however, that the term “Proceeding” shall not include any action, suit or arbitration, or part thereof, initiated by Indemnitee to enforce Indemnitee’s rights under this Agreement as provided for in Section 13(e) of this Agreement.

Section 3.Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

Section 4.Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery (the “Delaware Court”) or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the Delaware Court or such other court shall deem proper.

Section 5.Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement and except as provided in Section 8, to the extent that Indemnitee is a party to or a participant in and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 6.Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness, or is made (or asked to) respond to discovery requests, in any Proceeding to which Indemnitee is not a party and is not threatened to be made a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

Section 7.Additional Indemnification.

(a)Except as provided in Section 8, notwithstanding any limitation in Sections 3, 4 or 5, the Company shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee is a party to or is threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the Proceeding.

(b)For purposes of Section 7(a), the meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to:

(i)to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL or such provision thereof; and

(ii)to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

Section 8.Exclusions. Notwithstanding any provision in this Agreement to the contrary, the Company shall not be obligated under this Agreement:

(i)subject to Section 14(e), to make any indemnity for amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such amounts under any insurance policy, contract, agreement or otherwise;

(j)to make any indemnity for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or

(k)to make any indemnity or advancement that is prohibited by applicable law.

Section 9.Advances of Expenses. The Company shall advance the Expenses incurred by Indemnitee in connection with any Proceeding, and such advancement shall be made within five (5) business days after the receipt by the Company of a statement or statements requesting such advances (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice) from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement which shall constitute an undertaking providing that Indemnitee undertakes to the fullest extent required by law to repay the advance if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. The right to advances under this paragraph shall in all events continue until final disposition of any Proceeding, including any appeal therein. Nothing in this Section 9 shall limit Indemnitee’s right to advancement pursuant to Section 13(e) of this Agreement.

Section 10.Procedure for Notification and Defense of Claim. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request therefor and, if Indemnitee so chooses pursuant to Section 11 of this Agreement, such written request shall also include a request for Indemnitee to have the right to indemnification determined by Independent Counsel.

Section 11.Procedure Upon Application for Indemnification.

(a)Upon written request by Indemnitee for indemnification pursuant to Section 10(a), a determination, if such determination is required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) by Independent Counsel in a written opinion to the Board if Indemnitee so requests in such written request for indemnification pursuant to Section 10(a), or (ii) by the Company in accordance with applicable law if Indemnitee does not so request such determination be made by Independent Counsel. In the case that such determination is made by Independent Counsel, a copy of Independent Counsel’s written opinion shall be delivered to Indemnitee and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the Independent Counsel or the Company, as applicable, making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such counsel or the Company, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Independent Counsel or the Company shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(b)In the event that Indemnitee exercises his right to have his entitlement to indemnification determined by Independent Counsel pursuant to Sections 10(a) and 11(a)(i), the Independent Counsel shall be selected by Indemnitee. The Company may, within ten (10) days after written notice of such selection, deliver to Indemnitee a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after the later of (i) submission by Indemnitee of a written request for indemnification and Independent Counsel pursuant to Sections 10(a) and 11(a)(i) hereof, respectively, and (ii) the final disposition of the Proceeding, including any appeal therein, no Independent Counsel shall have been selected without objection, Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company to the selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate. The person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 11(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 13(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 12.Presumptions and Effect of Certain Proceedings.

(a)In making a determination with respect to entitlement to indemnification hereunder, it shall be presumed that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 10(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption. In an action to enforce this Agreement, neither (i) the failure of the Company or of Independent Counsel to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor (ii) an actual determination by the Company or by Independent Counsel that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)Indemnitee shall be deemed to have acted in good faith to the extent Indemnitee’s action is based on the records or books of account of the Company or any other Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Company or any other Enterprise in the course of their duties, or on the advice of legal counsel for the Company or any other Enterprise, or for any committee of the Board or the board of directors of any other Enterprise, or on information or records given or reports made to the Company or any other Enterprise, or to any committee of the Board or the board of directors of any other Enterprise, by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or any other Enterprise, or by any committee of the Board or the board of directors of any other Enterprise.

(c)The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of guilty, nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith or in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful. The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty.

(d)The knowledge and/or actions, or failure to act, of any director, officer, agent, fiduciary or employee of the Company or any Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 12 are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

Section 13.Remedies of Indemnitee.

(a)Subject to Section 13(f), in the event that (i) a determination is made pursuant to Section 11 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 9 of this Agreement, (iii) Indemnitee has submitted a request for indemnification that does not include a request for Independent Counsel and no determination of entitlement to indemnification shall have been made pursuant to Section 11(a) of this Agreement within sixty (60) days after receipt by the Company of such request, (iv) Indemnitee has submitted a request for indemnification that does include a request for Independent Counsel and no determination of entitlement to indemnification shall have been made pursuant to Section 11(a) of this Agreement within sixty (60) days after either (A) the ten (10) day period for objection to the selection of Independent Counsel has expired with no objection made or (B), if such an objection has been made, resolution of any such objection, (v) payment of indemnification is not made pursuant to Section 5 or 6 or the last sentence of Section 11(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (vi) payment of indemnification pursuant to Section 3, 4 or 7 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by a court of his entitlement to such indemnification or advancement. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 13(a); provided, however, that the foregoing time limitation shall not apply in respect of a proceeding brought by Indemnitee to enforce his rights under Section 5 of this Agreement. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)In the event that a determination shall have been made pursuant to Section 11(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 13 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 13, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement, as the case may be.

(c)If a determination shall have been made pursuant to Section 11(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 13, to the fullest extent permitted by law.

(d)The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 13 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(e)The Company shall indemnify Indemnitee against any and all Enforcement Expenses and, if requested by Indemnitee, subject to Section 9, shall (within ten (10) days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law, such Enforcement Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement or insurance recovery, as the case may be, in the suit for which indemnification or advancement is being sought; provided, that the Indemnitee shall be required to repay such Enforcement Expenses in the event it shall have been finally adjudged by a court that such action brought by Indemnitee was frivolous or in bad faith.

(f)Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding, including any appeal therein.

Section 14.Non-exclusivity; Survival of Rights; Insurance; Jointly Indemnifiable Proceedings.

(a)The rights of indemnification and to receive advancement as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement than would be afforded currently under the Charter, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)To the extent that the Company or any of its affiliates maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents, fiduciaries or trustees of the Company or of any other Enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, agent, fiduciaries or trustee under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c)Subject to Section 14(e), in the event of payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee with respect to any insurance policy. Indemnitee shall take all action reasonably necessary or desirable, to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights. The Company shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

(d)The Company’s obligation to provide indemnification or advancement hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee, agent, fiduciary or trustee of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement from such other Enterprise.

(e)Given that certain Jointly Indemnifiable Proceedings may arise due to the relationship between the Indemnitee-Related Entities and the Company and the service of the Indemnitee as a director, officer, employee, agent, fiduciary or trustee of the Company at the request of the Indemnitee-Related Entities, the Company acknowledges and agrees that the Company shall be fully and primarily responsible for the payment to the Indemnitee in respect of indemnification and advancement in connection with any such Jointly Indemnifiable Proceedings, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery the Indemnitee may have from the Indemnitee-Related Entities. Under no circumstance shall the Company be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of recovery the Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company hereunder. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnitee in respect of indemnification or advancement with respect to any Jointly Indemnifiable Proceedings, the Indemnitee-Related Entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against the Company, and the Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. Each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 14(e), entitled to enforce this Section 14(e) against the Company as though each such Indemnitee-Related Entity were a party to this Agreement.

(f)Subject to Section 14(e), the Company shall not be liable under this Agreement to make any payment in connection with any Proceedings made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, any provision of the Company’s Charter or Bylaws, or otherwise) of the amounts otherwise indemnifiable hereunder.

Section 15.Defense of Claims. The Company shall be entitled to participate in the defense of any Proceedings or to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee; provided that if the Indemnitee believes, after consultation with counsel selected by the Indemnitee, that (a) the use of counsel chosen by the Company to represent the Indemnitee would present such counsel with an actual or potential conflict of interest, (b) the named parties in any such Proceedings (including any impleaded parties) include the Company (or any of its subsidiaries or any Enterprise) and the Indemnitee and the Indemnitee concludes that there may be one or more legal defenses available to him that are different from or in addition to those available to the Company (or any of its subsidiaries or any Enterprise) or (c) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then the Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Proceedings) at the Company’s expense. The Company shall not be liable to the Indemnitee under this Agreement for any amounts paid in settlement of any Proceedings effected without the Company’s prior written consent. The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any Proceedings which the Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of the Indemnitee from all liability on all claims that are the subject matter of such Proceedings. Neither the Company nor the Indemnitee shall unreasonably withhold its or his consent to any proposed settlement; provided that the Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of the Indemnitee. To the fullest extent permitted by Delaware law, the Company’s assumption of the defense of a Proceedings pursuant to this Section 15 will constitute an irrevocable acknowledgement by the Company that all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his behalf in connection therewith are indemnifiable by the Company under this Agreement.

Section 16.Security. If the Company is unwilling or unable to provide, within five (5) business days following receipt by the Company of the written request of the Indemnitee therefor, reasonable assurances that it has the resources to satisfy the obligations of the Company hereunder, to the extent requested by the Indemnitee, the Company shall provide security to the Indemnitee for the obligations of the Company hereunder through an irrevocable bank line of credit, funded trust or other collateral or by other means. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of such Indemnitee.

Section 17.Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director or officer (or in any other Corporate Status) of any of the Company or its affiliates or (b) one (1) year after the final termination of all Proceedings, including any appeal, pending ten (10) years after the date that Indemnitee shall have ceased to serve as a director or officer (or in any other Corporate Status) of any of the Company or its affiliates, in respect of which Indemnitee is granted rights of indemnification or advancement hereunder and of any proceeding, including any appeal, commenced by Indemnitee pursuant to Section 13 of this Agreement relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators. The Company shall require and cause any successor, and any direct or indirect parent of any successor, whether direct or indirect by purchase, merger, consolidation or otherwise, to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 18.Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against the Indemnitee, the Indemnitee’s spouse, heirs, executors, administrators or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

Section 19.Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 20.Enforcement.

(a)The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a [director/officer] of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a [director/officer] of the Company.

(b)This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Charter, the Bylaws, applicable law and prior agreements, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 21.Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any breach of any provision of this Agreement will be effective or binding unless made in writing and signed by the party purporting to give the same. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

Section 22.Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement as provided hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise.

Section 23.Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

(a)	If to Indemnitee, to: [Address] Facsimile: Attn: [INDEMNITEE]
(b)	If to the Company, to: Fidelity & Guaranty Life [Address] Facsimile: Attention: General Counsel
or to any other address as may have been furnished to Indemnitee by the Company, or to the Company by Indemnitee, as the case may be.

Section 24.Contribution.

(a)Whether or not the indemnification provided for in this Agreement is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall pay, in the first instance, the entire amount of any judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and Expenses without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b)Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and Expenses actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c)The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company or its affiliates, other than Indemnitee, who may be jointly liable with Indemnitee.

Section 25.Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 13(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) consent to service of process at the address set forth in Section 23 of this Agreement with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 26.Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced in order to evidence the existence of this Agreement.

Section 27.Miscellaneous. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Fidelity & Guaranty Life
By: _________________
Name:
Title:

__________________________
[Indemnitee]